Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-121965) on Form S-8 of our report dated June 25, 2025, with respect to the financial statements of Compass Minerals International, Inc. 401(k) Savings Plan.
/s/ KPMG LLP
Minneapolis, Minnesota
June 25, 2025